EXECUTIVE EMPLOYMENT AGREEMENT


     This Executive Employment Agreement (the "Agreement") is dated this July 22, 2002, by and between Mylan Laboratories Inc. (the "Company") and Robert J. Coury ("Executive").

                                    RECITALS:

     WHEREAS,  the Company wishes to employ Executive as Chief Executive Officer
- Elect effective immediately and as Chief Executive Officer effective September 1, 2002; and

     WHEREAS, Executive is desirous of assisting the Company in said capacity;

     NOW, THEREFORE, in consideration of the promises and mutual obligations of the parties contained herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Executive agree as follows:

     1. Employment of Executive; Termination of Consulting Agreement. The Company agrees to employ Executive, and Executive accepts employment by the Company on the terms and conditions provided herein. The Company and the Executive agree that the consulting agreement dated July 27, 2000, as amended, pursuant to which the Executive previously provided consulting services to the Company has been terminated.

     2. Effective Date: Term of Employment. This Agreement shall commence and be effective as of the date hereof and shall remain in effect, unless earlier terminated, or extended or renewed, as provided in Section 8 of this Agreement, through March 31, 2007.

     3. Executive's Compensation. Executive's "Compensation" shall include the following:


          (a) Minimum Base Salary. The Executive's minimum base salary (the "Minimum Base Salary") shall be as follows: for the period of July 22, 2002 through March 31, 2003 a monthly rate of $75,000 (or $900,000 annualized); $1,100,000 for the Company's fiscal year beginning April 1, 2003; $1,300,000 for the Company's fiscal year beginning April 1, 2004; $1,500,000 for the Company's fiscal year beginning April 1, 2005 and $1,700,000 for the Company's fiscal year beginning April 1, 2006, payable in accordance with the Company's normal payroll practices for its executive officers. The Minimum Base Salary may be increased from time to time at the discretion of the Board of Directors of the Company or any committee thereof having authority over executive compensation.

          (b) Annual Bonus. The Company shall guarantee Executive an annual bonus equal to fifty percent (50%) of Executive's then-current Minimum Base Salary ("Annual Bonus"), and the Executive shall be eligible to receive, as determined by the compensation

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committee of the Board of Directors, an additional annual bonus in the amount of at least an additional fifty percent (50%) of Executive's then-current Minimum Base Salary.

          (c) Non-Qualified Stock Options. On the effective date of this Agreement, the Executive shall receive a grant of fully vested non-qualified options to purchase up to 300,000 shares of Mylan Laboratories Inc. common stock under the 1997 Mylan Laboratories Inc. Incentive Stock Option Plan (the "Plan"), and on January 1, 2003 the Executive shall receive another grant of fully vested non-qualified options to purchase up to 300,000 shares under the Plan. One-third (1/3) of each such grant shall be immediately exercisable upon such grant, and one-third (1/3) of each such grant shall be exercisable on each of the next two anniversaries of the grant. These options will be subject to all terms of the Plan, as amended and the applicable stock option agreement.

          (d) Fringe Benefits and Expense Reimbursement. The Executive shall receive such benefits and perquisites of employment as have been customarily provided to the Company's Chief Executive Officer including but not limited to, health insurance coverage, profit-sharing, participation in the Company's 401(k) plan, short-term disability benefits, twenty-five (25) vacation days, expense reimbursement, and automobile usage in accordance with the plan documents or policies that govern such benefits. Because of heightened security concerns the Executive shall also be entitled to personal usage of the Company's aircraft for the Executive and the Executive's family for vacations and other personal purposes. To the extent that any income or employment taxes ("Taxes") are due with respect to the Executive's or his family's personal use of the Company's aircraft, the Company shall provide the Executive with a "gross up" of Taxes due on such use. The Company shall reimburse Executive for all ordinary and necessary business expenses in accordance with established Company policy and procedures.

     4. Confidentiality. Executive recognizes and acknowledges that the business interests of the Company and its subsidiaries, parents and affiliates (collectively the "Mylan Companies") require a confidential relationship between the Company and Executive and the fullest protection and confidential treatment of the financial data, customer information, supplier information, market information, marketing and/or promotional techniques and methods, pricing information, purchase information, sales policies, employee lists, policy and procedure information, records, advertising information, computer records, trade secrets, know how, plans and programs, sources of supply, and other knowledge of the business of the Mylan Companies (all of which are hereinafter jointly termed "Confidential Information") which have or may in whole or in part be conceived, learned or obtained by Executive in the course of Executive's employment with the Company. Accordingly, Executive agrees to keep secret and treat as confidential all Confidential Information whether or not copyrightable or patentable, and agrees not to use or aid others in learning of or using any Confidential Information except in the ordinary course of business and in furtherance of the Company's interests. During the term of this Agreement and at all times thereafter, except insofar as is necessary disclosure consistent with the Company's business interests:

          (a)  Executive  will  not,   directly  or  indirectly,   disclose  any
Confidential Information to anyone outside the Mylan Companies;

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          (b)  Executive  will not make  copies  of or  otherwise  disclose  the contents of documents containing or constituting Confidential Information;

          (c) As to documents which are delivered to Executive or which are made available to him as a necessary part of the working relationships and duties of Executive within the business of the Company, Executive will treat such documents confidentially and will treat such documents as proprietary and confidential, not to be reproduced, disclosed or used without appropriate authority of the Company;

          (d) Executive will not advise others that the information and/or know how included in Confidential Information is known to or used by the Company; and

          (e) Executive will not in any manner disclose or use Confidential Information for Executive's own account and will not aid, assist or abet others in the use of Confidential Information for their account or benefit, or for the account or benefit of any person or entity other than the Company.

               The obligations set forth in this paragraph are in addition to any other agreements the Executive may have with the Company and any and all rights the Company may have under state or federal statutes or common law.

     5. Non-Competition and Non-Solicitation. Executive agrees that during the term of this Agreement and for a period ending two (2) years after termination of Executive's employment with the Company for any reason:

          (a) Executive shall not, directly or indirectly, whether for himself or for any other person, company, corporation or other entity be or become associated in any way (including but not limited to the association set forth in i-vii of this subsection) with any business or organization which is directly or indirectly engaged in the research, development, manufacture, production, marketing, promotion or sale of any product the same as or similar to those of the Mylan Companies, or which competes or intends to compete in any line of business with the Mylan Companies within North America. Notwithstanding the foregoing, Executive may during the period in which this paragraph is in effect own stock or other interests in corporations or other entities that engage in businesses the same or substantially similar to those engaged in by the Mylan Companies, provided that Executive does not, directly or indirectly (including without limitation as the result of ownership or control of another corporation or other entity), individually or as part of a group (as that term is defined in
Section 13 (d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder) (i) control or have the ability to control the corporation or other entity, (ii) provide to the corporation or entity, whether as an Executive, consultant or otherwise, advice or consultation, (iii) provide to the corporation or entity any confidential or proprietary information regarding the Mylan Companies or its businesses or regarding the conduct of businesses similar to those of the Mylan Companies,
(iv) hold or have the right by contract or arrangement or understanding with other parties to hold a position on the board of directors or other governing body of the corporation or entity or have the right by contract or arrangement or understanding with other parties to elect one or more persons to any such position, (v) hold a position as an

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officer  of the  corporation  or  entity,  (vi)  have the  purpose  to change or influence the control of the corporation or entity (other than solely by the voting of his shares or ownership interest) or (vii) have a business or other relationship, by contract or otherwise, with the corporation or entity other than as a passive investor in it; provided, however, that Executive may vote his shares or ownership interest in such manner as he chooses provided that such action does not otherwise violate the prohibitions set forth in this sentence.

          (b) Executive will not, either directly or indirectly, either for himself or for any other person, partnership, firm, company, corporation or other entity, contact, solicit, divert, or take away any of the customers or suppliers of the Mylan Companies.

          (c) Executive will not solicit, entice or otherwise induce any employee of the Mylan Companies to leave the employ of the Mylan Companies for any reason whatsoever; nor will Executive directly or indirectly aid, assist or abet any other person or entity in soliciting or hiring any employee of the Mylan Companies, nor will Executive otherwise interfere with any contractual or other business relationships between the Mylan Companies and its employees.

     6. Severability. Should a court of competent jurisdiction determine that any section or sub-section of this Agreement is unenforceable because one or all of them are vague or overly broad, the parties agree that this Agreement may and shall be enforced to the maximum extent permitted by law. It is the intent of the parties that each section and sub-section of this Agreement be a separate and distinct promise and that unenforceability of any one subsection shall have no effect on the enforceability of another.

     7. Injunctive Relief. The parties agree that in the event of Executive's violation of sections 4 and/or 5 of this Agreement or any subsection thereunder, that the damage to the Company will be irreparable and that money damages will be difficult or impossible to ascertain. Accordingly, in addition to whatever other remedies the Company may have at law or in equity, Executive recognizes and agrees that the Company shall be entitled to a temporary restraining order and a temporary and permanent injunction enjoining and prohibiting any acts not permissible pursuant to this Agreement. Executive agrees that should either party seek to enforce or determine its rights because of an act of Executive which the Company believes to be in contravention of sections 4 and/or 5 of this Agreement or any subsection thereunder, the duration of the restrictions imposed thereby shall be extended for a time period equal to the period necessary to obtain judicial enforcement of the Company's rights.

     8. Termination of Employment.

          (a) Resignation. Executive may resign from employment at any time upon ninety (90) days written notice to the Company. During the ninety (90) days notice period Executive will continue to perform duties and abide by all other terms and conditions of this Agreement. Additionally, Executive will use his best efforts to effect a smooth and effective transition to whomever will replace Executive. The Company reserves the right to accelerate the effective date of Executive's resignation. Except as provided in sections 8(c) and (d), the Company shall have no liability to Executive under this subsection other than that the Company shall pay Executive's wages and benefits through the effective date of Executive's resignation.

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

Executive, however, will continue to be bound by all provisions of this Agreement that survive termination of employment.

          (b) Termination for Cause. If the Company desires to terminate the Executive's employment for Cause, as defined herein, it shall give Executive written notice of its belief that acts or events constituting Cause exist. Executive shall have the right within ninety (90) days of the Company's giving of such notice, (i) to cure the acts, events or conditions which led to such notice being given, or (ii) to resign. If the Executive elects to resign, such resignation shall be deemed to be a Resignation With Good Reason (as defined below).

          "Cause" shall mean: (i) Executive's willful and substantial misconduct with respect to the Company's business or affairs; (ii) Executive's gross neglect of duties, (iii) Executive's conviction of a crime involving moral turpitude or (iv) Executive's conviction of any felony.

          (c) Resignation With Good Reason or Termination Without Cause. If Executive resigns with Good Reason (exclusive of Disability) and complies in all respects with his obligations hereunder, or if the Company terminates Executive without Cause, then Executive shall be paid (i) two (2) times his then-current Minimum Base Salary plus the Annual Bonus applicable for that year in a lump sum within thirty (30) days of resignation or termination, plus (ii) his Minimum Base Salary plus the Annual Bonus determined under this Agreement for such remaining years in accordance with the Company's payroll practices for the remainder of the contract period. If the Executive resigns with Good Reason that is a Disability, the Company will continue to pay Executive his Minimum Base Salary plus Annual Bonus for the remainder of the contract period. In either case, Employee Benefits shall be continued during the remainder of the payment period provided, however, that in the case of health insurance continuation, the Company's obligation to provide health insurance benefits shall end at such time as Executive, at his option, voluntarily obtains health insurance benefits through another employer or otherwise in connection with rendering services for a third party. Executive shall also be entitled to exercise immediately one hundred percent (100%) of all stock options described in this Agreement in the event of a Resignation With Good Reason or Termination Without Cause. Executive will continue to be bound by all provisions of this Agreement that survive termination of employment.

          "Good Reason" shall mean a reduction of Executive's Compensation, a change (other than a mutually agreed-upon change) in the Executive's responsibilities, a relocation of Executive's principal place of work to a location more than thirty (30) miles from Morgantown, WV or Pittsburgh, PA, the Executive's Disability (as defined herein), failure of Executive to be nominated and/or elected to the Company's Board of Directors, or a resignation pursuant to section 8 (b).

          "Disability" means the inability to perform normal functions of the position of Chief Executive Officer due to mental, physical or emotional disability which is expected to last more than one year.


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          The  Executive and the Company  intend that no part of these  payments under Section 8(c) be deemed to be a "parachute payment" as defined under IRC ss.280G and instead such payments are meant to compensate Executive for services rendered. However, should any portion of these payments give rise to the excise taxes imposed under IRC ss.4999, the Company shall gross up the payments for the amount of the excise taxes (and the amount of income and payroll taxes due on such excise taxes) payable by the Executive.

          (d) Resignation Without Good Reason after Thirty-six (36) Months. If the Executive resigns after the first thirty-six (36) months of the term of this Agreement without Good Reason, the Executive's Minimum Base Salary plus the Annual Bonus shall continue to be paid for a period of twenty-four (24) months. Employee Benefits shall be continued during the remainder of the payment period provided, however, that in the case of health insurance continuation, the Company's obligation to provide health insurance benefits shall end at such time as Executive, at his option, voluntarily obtains health insurance benefits through another employer or otherwise in connection with rendering services for a third party.

          (e) Extension or Renewal. The Term of Employment may be extended or renewed upon mutual agreement of Executive and the Company. If the Term of Employment is not extended or renewed on terms mutually acceptable to Executive and the Company, and if this Agreement has not been already terminated for reasons stated in Section 8 (a), (b), (c) or (d) of this Agreement, Executive shall be paid severance in an amount equal to two (2) times Executive's then-current Minimum Base Salary plus the Annual Bonus applicable for that year in a lump sum, less applicable withholding, within thirty (30) days of termination and Executive's health insurance benefits shall be continued for twenty four (24) months at the Company's cost; provided, however, that in the case of health insurance continuation, the Company's obligation to provide health insurance benefits shall end at such time as Executive, at his option, voluntarily obtains health insurance benefits through another employer or otherwise in connection with rendering services for a third party. Executive, however, will continue to be bound by all provisions of this Agreement that survive termination of employment.

          (f) Return of Company Property. Upon the termination of Executive's employment for any reason, Executive shall immediately return to the Company all records, memoranda, files, notes, papers, correspondence, reports, documents, books, diskettes, hard drives, electronic files, and all copies or abstracts thereof that Executive has concerning the Company's business. Executive shall also immediately return all keys, identification cards or badges and other Company property.

          (g) No Duty to Mitigate. There shall be no requirement on the part of the Executive to seek other employment or otherwise mitigate damages in order to be entitled to the full amount of any payments and benefits to which Executive is otherwise entitled under the contract, and the amount of such payments and benefits shall not be reduced by any compensation or benefits received by Executive from other employment.

     9. Indemnification. The Company shall maintain D&O liability coverage pursuant to which Executive shall be a covered insured. Executive shall receive indemnification in accordance with the Company's Bylaws in effect as of the date of this Agreement. Such

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indemnification  shall be  contractual  in  nature  and  shall  remain in effect notwithstanding any future change to the Company's Bylaws.

     To the extent not otherwise limited by the Company's Bylaws in effect as of the date of this Agreement, in the event that Executive is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, (including those brought by or in the right of the Company) whether civil, criminal, administrative or investigative ("proceeding"), by reason of the fact that he is or was an officer, employee or agent of, or is or was serving the Company or any subsidiary of the Company, or is or was serving at the request of the Company or another corporation, or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, Executive shall be indemnified and held harmless by the Company to the fullest extent authorized by law against all expenses, liabilities and losses (including attorneys fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by Executive in connection therewith. Such right shall be a contract right and shall include the right to be paid by the Company expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that the payment of such expenses incurred by Executive in his capacity as a director or officer (and not in any other capacity in which service was or is rendered by Executive while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of such proceeding will be made only upon delivery to the Company of an undertaking, by or on behalf of Executive, to repay all amounts to Company so advanced if it should be determined ultimately that Executive is not entitled to be indemnified under this section or otherwise.

     Promptly  after receipt by Executive of notice of the  commencement  of any action, suit or proceeding for which Executive may be entitled to be indemnified, Executive shall notify the Company in writing of the commencement thereof (but the failure to notify the Company shall not relieve it from any liability which it may have under this Section 9 unless and to the extent that it has been prejudiced in a material respect by such failure or from the forfeiture of substantial rights and defenses). If any such action, suit or proceeding is brought against Executive and he notifies the Company of the commencement thereof, the Company will be entitled to participate therein, and, to the extent it may elect by written notice delivered to Executive promptly after receiving the aforesaid notice from Executive, to assume the defense thereof with counsel reasonably satisfactory to Executive, which may be the same counsel as counsel to the Company. Notwithstanding the foregoing, Executive shall have the right to employ his own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of Executive unless (i) the employment of such counsel shall have been authorized in writing by the Company,
(ii) the Company shall not have employed counsel reasonably satisfactory to Executive to take charge of the defense of such action within a reasonable time after notice of commencement of the action or (iii) Executive shall have reasonably concluded, after consultation with counsel to Executive, that a conflict of interest exists which makes representation by counsel chosen by the Company not advisable (in which case the Company shall not have the right to direct the defense of such action on behalf of Executive), in any of which events such fees and expenses of one additional counsel shall be borne by the Company.

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Anything in this Section 9 to the contrary  notwithstanding,  the Company  shall not be liable for any settlement of any claim or action effected without its written consent.

     10. Reasonable Time. Executive shall be permitted reasonable time to devote to personal investments, service on corporate, professional and charitable boards and other philanthropic activities and service as a fiduciary or administrator with respect to estates and trusts.

     11. Transition and Succession Agreement. A Transition and Succession Agreement shall be executed by the Executive and the Company that contemplates this Agreement. It is the intent of the Executive and the Company that the benefits and compensation paid under this Agreement and the Transition and Succession Agreement shall not be duplicated and that the Executive shall be entitled to the higher of the benefits and compensation payable under this Agreement or under the Transition and Succession Agreement.

     12. Other Agreements. The rights and obligations contained in this Agreement are in addition to and not in place of any rights or obligations contained in any other agreements between the Executive and the Company, except as to the existing Consulting Agreement between the parties which shall terminate upon execution of this Agreement and all terms contained within said Consulting Agreement will be superceded by the terms of this Agreement.

     13. Notices. All notices hereunder to the parties hereto shall be in writing sent by certified mail, return receipt requested, postage prepaid, and by fax, addressed to the respective parties at the following addresses:

     MYLAN:            Mylan Laboratories Inc.
                       781 Chestnut Ridge Road
                       Morgantown, West Virginia 26504-4310
                       Attention: Chairman of the Board

     With a copy to:   Mylan Laboratories Inc.
                       781 Chestnut Ridge Road
                       Morgantown, West Virginia 26504-4310
                       Attention: Chief Legal Officer

     EXECUTIVE:        Robert J. Coury
                       2000 Englishturn Drive
                       Nevillewood, PA 15142


     Either party may, by written notice complying with the requirements of this section, specify another or different person or address for the purpose of notification hereunder. All notices shall be deemed to have been given and received on the day a fax is sent or, if mailed only, on the third business day following such mailing.

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     14. Withholding.  All payments required to be made by the Company hereunder to Executive or his dependents, beneficiaries, or estate will be subject to the withholding of such amounts relating to tax and/or other payroll deductions as may be required by law.

     15. Modification and Waiver. This Agreement may not be changed or terminated orally, nor shall any change, termination or attempted waiver of any of the provisions contained in this Agreement be binding unless in writing and signed by the party against whom the same is sought to be enforced, nor shall this section itself by waived verbally. This Agreement may be amended only by a written instrument duly executed by or on behalf of the parties hereto.

     16. Construction of Agreement. This Agreement and all of its provisions were subject to negotiation and shall not be construed more strictly against one party than against another party regardless of which party drafted any particular provision.

     17. Successors and Assigns. This Agreement and all of its provisions, rights and obligations shall be binding upon and inure to the benefit of the parties hereto and the Company's successors and assigns. This Agreement may be assigned by the Company to any person, firm or corporation which shall become the owner of substantially all of the assets of the Company or which shall succeed to the business of the Company; provided, however, that in the event of any such assignment the Company shall obtain an instrument in writing from the assignee in which such assignee assumes the obligations of the Company hereunder and shall deliver an executed copy thereof to Executive. No right or interest to or in any payments or benefits hereunder shall be assignable by Executive; provided, however, that this provision shall not preclude him from designating one or more beneficiaries to receive any amount that may be payable after his death and shall not preclude the legal representative of his estate from assigning any right hereunder to the person or persons entitled thereto under his will or, in the case of intestacy, to the person or persons entitled thereto under the laws of intestacy applicable to his estate. The term "beneficiaries" as used in this Agreement shall mean a beneficiary or beneficiary or beneficiaries so designated to receive any such amount, or if no beneficiary has been so designated, the legal representative of the Executive's estate. No right, benefit, or interest hereunder, shall be subject to anticipation, alienation, sale, assignment, encumbrance, charge, pledge, hypothecation, or set-off in respect of any claim, debt, or obligation, or to execution, attachment, levy, or similar process, or assignment by operation of law. Any attempt, voluntary or involuntary, to effect any action specified in the immediately preceding sentence shall, to the full extent permitted by law, be null, void, and of no effect.

     18. Choice of Law and Forum. This Agreement shall be construed and enforced according to, and the rights and obligations of the parties shall be governed in all respects by, the laws of the Commonwealth of Pennsylvania. Any controversy, dispute or claim arising out of or relating to this Agreement, or the breach hereof, including a claim for injunctive relief, or any claim which, in any way arises out of or relates to, Executive's employment with the Company or the termination of said employment, including but not limited to statutory claims for discrimination, shall be resolved by arbitration in accordance with the then current rules of the American Arbitration Association respecting employment disputes except that the parties shall be entitled to engage in all forms of discovery permitted under the Pennsylvania Rules of Civil Procedure (as such rules may be in effect from time to time). The hearing of any such dispute

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will be held in  Pittsburgh,  Pennsylvania,  and the losing party shall bear the costs, expenses and counsel fees of such proceeding. Executive and Company agree for themselves, their, employees, successors and assigns and their accountants, attorneys and experts that any arbitration hereunder will be held in complete confidence and, without the other party's prior written consent, will not be disclosed, in whole or in part, to any other person or entity except as may be required by law. The decision of the arbitrator(s) will be final and binding on all parties. Executive and the Company expressly consent to the jurisdiction of any such arbitrator over them.

     19. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall in no way affect the interpretation of any of the terms or conditions of this Agreement.

     20. Execution in Counterparts.This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above mentioned.


MYLAN LABORATORIES INC.                              EXECUTIVE:


By:
    ------------------------------                   -----------------------
                                                     Robert J. Coury
Its:
    ------------------------------




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